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                                                Part IV


LOWE'S COMPANIES, INC. AND SUBSIDIARY COMPANIES

EXHIBIT 21   SCHEDULE OF SUBSIDIARIES



NAME AND DOING BUSINESS AS:             STATE OF INCORPORATION

Lowe's Home Centers, Inc.               North Carolina
The Contractor Yards, Inc.              North Carolina
Sterling Advertising, Ltd.              North Carolina
LF Corporation                          Delaware


                                        Exhibit 23
INDEPENDENT AUDITORS' CONSENT


Lowe's Companies, Inc.

We consent to the incorporation by reference in Registration Statement No. 33-64560 on Form
S-3, Registration Statement No. 33-51865 on Form S-3, Post Effective Amendment No. 1 to
Registration Statement No. 33 2618 on Form S 8 and Registration Statement No. 33 29772 on
Form S 8, of our reports dated March 9, 1994 appearing in or incorporated by reference in this
Annual Report on Form 10 K of Lowe's Companies, Inc. for the year ended January 31, 1994.




DELOITTE & TOUCHE
Charlotte, North Carolina
 28-Apr-94



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EXHIBIT 27
Financial Data Schedule
Fiscal year ended                               Jan-31-1994
period end                                      Jan-31-1994
Multiplier                                          1,000
cash and cash items                                73,253
marketable securities                              35,215
notes and accounts receivable-trade                58,008
allowances for doubtful accounts                   (4,707)
inventory                                         853,707
total current assets                            1,083,907
property plant and equipment                    1,317,022
accumulated depreciation                         (296,788)
total assets                                    2,201,648
total current liabilities                         681,176
bonds,mortgages and similar debt                  592,333


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preferred stock-madatory redemption                     0
preferred stock-no mandatory redemption                 0
common stock                                       73,973
other stockholders equity                         799,726
total liabilities and stockholders equity       2,201,648
net sales of tangible products                  4,538,001
total revenue                                   4,538,001
costs of tangible goods sold                    3,456,717
total costs and expenses applicable to sales    3,456,717
other costs and expenses                          864,682
provision for doubtful accounts and notes               0
interest and amortization of debt discount         18,278
income before tax and other items                 198,324
income tax expense                                 66,538
income/loss continuing operations                 131,786
discontinued operations                                 0
extraordinary items                                     0
cummulative effect-change in accounting principl        0
net income or loss                                131,786
earnings per share primary                              1
earnings per share-fully diluted                        1

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